Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(212) 922-1640	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS THIRD QUARTER 2015 RESULTS, UPDATES 2015 GUIDANCE, AND ANNOUNCES TWO ACQUISITIONS

•	Reports quarterly revenue of $1.8 billion, a decrease of 11% from the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $1.19, including $0.05 of discrete tax benefits

•	Updates full year 2015 diluted earnings per share from continuing operations to now be in the range of $3.73 to $3.80, including discrete tax benefits

•	Signs definitive agreements to acquire two businesses with combined 2016 revenue of approximately $165 million

Downers Grove, Illinois, October 20, 2015 — Dover (NYSE: DOV) announced today that for the third quarter ended September 30, 2015, revenue was $1.8 billion, a decrease of 11% from the prior year. The decrease in revenue was driven by an organic revenue decline of 10% and an unfavorable impact from foreign exchange of 4%, partially offset by 3% growth from acquisitions. Earnings from continuing operations were $186.5 million, a decrease of 17% as compared to $225.7 million for the prior year period. Diluted earnings per share from continuing operations ("EPS") for the third quarter ended September 30, 2015 were $1.19, compared to $1.34 EPS in the prior year period, representing a decrease of 11%. EPS from continuing operations for the third quarter of 2015 included discrete tax benefits of $0.05, compared to $0.03 EPS in the prior year period. Excluding these items, adjusted EPS from continuing operations for the third quarter of 2015 was $1.14, a decrease of 13% over an adjusted EPS of $1.31 in the prior year period. EPS for the third quarter ended September 30, 2015 and 2014 includes restructuring costs of $0.05 EPS and $0.01 EPS, respectively.

Revenue for the nine months ended September 30, 2015 was $5.3 billion, a decrease of 9% over the prior year, reflecting an organic revenue decline of 9% and an unfavorable impact from foreign exchange of 4%, offset by 4% growth from acquisitions. Earnings from continuing operations for the nine months ended September 30, 2015 were $459.3 million, a decrease of 24% as compared to $606.3 million for the prior year period. Diluted EPS for the nine months ended September 30, 2015 was $2.87, compared to $3.57 EPS in the prior year period, representing a decrease of 20%. EPS from continuing operations for the nine months ended September 30, 2015 included discrete tax benefits of $0.05, compared to $0.04 EPS in the prior year period. Excluding these items, adjusted EPS from continuing operations decreased 20% to $2.82 from an adjusted EPS of $3.53 in the prior year period. EPS for the nine months ended September 30, 2015 and 2014 includes restructuring costs of $0.17 EPS and $0.03 EPS, respectively.

Commenting on the third quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, "Overall, our third quarter performance was in line with our expectations. Our team aggressively pursued cost actions and productivity initiatives, which helped to mitigate weak global macro conditions.

“We continued to pursue acquisitions that offer industry-leading products and significantly complement and expand our market positions. In this regard, I am pleased to announce we have signed definitive agreements to acquire two businesses, both of which are expected to close later in the fourth quarter. These acquisitions are in addition to our previously announced Tokheim deal.

“Specifically, we have agreed to acquire Italy-based JK Group SPA (“JK”), a leading manufacturer of innovative inks and consumables serving the fast-growing digital textile printing markets. JK’s digital inks will complement our MS Solutions equipment business, and will join the Engineered Systems segment under its Printing & Identification platform. We have also agreed to acquire Gala Industries, Inc. (“Gala”), a leading manufacturer of underwater pelletizing systems and solutions serving the plastics compounding industry, headquartered in Eagle Rock, Virginia. Gala will become part of our Maag business within the Fluids segment, and collectively, will provide our customers unequaled process and engineering expertise.”

The combined purchase price of JK and Gala will be approximately $520 million. JK and Gala are expected to have combined 2016 revenue of about $165 million and be about $0.11 accretive to continuing earnings per share in 2016. On an operating basis, which excludes purchase accounting amortization, JK and Gala are expected to be approximately $0.23 accretive in 2016. Combining JK and Gala with the previously announced Tokheim deal, Dover expects 2016 acquisition revenue to be approximately $500 million and 2016 continuing earnings per share accretion to be about $0.18. On an operating basis, which excludes normal transaction-related costs and purchase accounting amortization, these acquisitions are expected to be approximately $0.38 accretive in 2016. Dover expects to fund the nearly $1 billion in total acquisition spend with cash on hand and debt. Interest charges associated with the incremental debt financing are not included in the above earnings per share estimates.

"Looking to the remainder of 2015,” Mr. Livingston continued, “we have lowered our guidance to reflect the impact of generally weaker global market conditions. We expect full-year revenue to decline 10% to 11%, a two point reduction from our previous forecast. Within this revenue forecast, organic growth is anticipated to decline 9% to 10%, completed acquisitions will provide approximately 3% growth, and FX is expected to be a 4% headwind. In total, full year EPS is expected to be in the range of $3.73 to $3.80, as compared to our prior forecast of $3.75 to $3.90. This range includes approximately $0.20 of restructuring charges, representing a $0.02 increase from our last forecast, and now also includes $0.05 of discrete tax benefits.”

Net earnings for the third quarter ended September 30, 2015, were $186.1 million, or $1.19 EPS, which included a loss from discontinued operations of $0.4 million, compared to net earnings of $231.8 million, or $1.38 EPS, for the same period of 2014, which included earnings from discontinued operations of $6.2 million, or $0.04 EPS.

Net earnings for the nine months ended September 30, 2015, were $728.0 million, or $4.55 EPS, which included earnings from discontinued operations of $268.7 million, or $1.68 EPS, compared to net earnings of $605.9 million, or $3.57 EPS, for the same period of 2014, which included a loss from discontinued operations of $0.4 million. 2015 earnings from discontinued operations included gains of $265.6 million, or $1.66 EPS, resulting from the disposition of two businesses held for sale.

Dover will host a webcast of its third quarter 2015 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, October 20, 2015. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues of approximately $7 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for 60 years, our team of 26,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at www.dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, foreign exchange, changes in operations, acquisitions, industries in which Dover businesses operate, anticipated market conditions and our positioning, global economies, and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “suggests,” “will,” “plans,” “should,” “would,” “could,” and “forecast”, or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, oil and natural gas demand, production growth, and prices; changes in exploration and production spending by Dover’s customers and changes in the level of oil and natural gas exploration and development; changes in customer demand and capital spending; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity and U.S. industrials activity; Dover's ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs; the impact of interest rate and currency exchange rate fluctuations; the ability of Dover's businesses to expand into new geographic markets; Dover's ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures; the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; increased competition and pricing pressures; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, and tax policies; protection and validity of patent and other intellectual property rights; the impact of legal matters and legal compliance risks; conditions and events affecting domestic and global financial and capital markets; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2015

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$1,787,582	$2,009,575	$5,261,711	$5,774,781
Cost of goods and services	1,114,974	1,235,153	3,307,376	3,524,400
Gross profit	672,608	774,422	1,954,335	2,250,381
Selling and administrative expenses	395,688	426,160	1,233,017	1,298,388
Operating earnings	276,920	348,262	721,318	951,993
Interest expense, net	31,983	31,231	96,008	95,847
Other income, net	(367)	(1,032)	(5,810)	(7,074)
Earnings before provision for income taxes and discontinued operations	245,304	318,063	631,120	863,220
Provision for income taxes	58,821	92,380	171,813	256,915
Earnings from continuing operations	186,483	225,683	459,307	606,305
(Loss) earnings from discontinued operations, net	(385)	6,161	268,697	(364)
Net earnings	$186,098	$231,844	$728,004	$605,941

Basic earnings per common share:
Earnings from continuing operations	$1.20	$1.36	$2.90	$3.62
Earnings (loss) from discontinued operations, net	—	0.04	1.70	—
Net earnings	1.20	1.40	4.59	3.62

Weighted average shares outstanding	155,300	166,021	158,507	167,401

Diluted earnings per common share:
Earnings from continuing operations	$1.19	$1.34	$2.87	$3.57
Earnings (loss) from discontinued operations, net	—	0.04	1.68	—
Net earnings	1.19	1.38	4.55	3.57

Weighted average shares outstanding	156,560	168,343	160,112	169,761

Dividends paid per common share	$0.42	$0.40	$1.22	$1.15

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2015				2014
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2014
REVENUE
Energy	$430,423	$366,044	$363,872	$1,160,339	$478,773	$481,016	$507,334	$1,467,123	$550,116	$2,017,239

Engineered Systems
Printing & Identification	230,181	229,934	227,992	688,107	231,679	252,354	257,282	741,315	247,569	988,884
Industrials	343,015	363,157	351,404	1,057,576	335,995	361,467	355,019	1,052,481	344,600	1,397,081
	573,196	593,091	579,396	1,745,683	567,674	613,821	612,301	1,793,796	592,169	2,385,965

Fluids	340,236	351,511	352,018	1,043,765	345,009	346,275	361,797	1,053,081	377,485	1,430,566

Refrigeration & Food Equipment	372,097	448,115	492,460	1,312,672	411,493	522,357	528,807	1,462,657	458,532	1,921,189

Intra-segment eliminations	(451)	(133)	(164)	(748)	(379)	(833)	(664)	(1,876)	(355)	(2,231)
Total consolidated revenue	$1,715,501	$1,758,628	$1,787,582	$5,261,711	$1,802,570	$1,962,636	$2,009,575	$5,774,781	$1,977,947	$7,752,728

NET EARNINGS
Segment Earnings:
Energy	$52,305	$40,909	$48,726	$141,940	$118,968	$114,991	$122,738	$356,697	$105,118	$461,815
Engineered Systems	88,149	96,702	102,866	287,717	83,227	101,766	108,800	293,793	93,205	386,998
Fluids	54,634	70,168	74,911	199,713	57,942	63,112	67,559	188,613	63,026	251,639
Refrigeration & Food Equipment	36,150	65,732	76,665	178,547	44,862	84,926	78,012	207,800	30,934	238,734
Total Segments	231,238	273,511	303,168	807,917	304,999	364,795	377,109	1,046,903	292,283	1,339,186
Corporate expense / other	34,526	20,382	25,881	80,789	30,734	29,287	27,815	87,836	29,964	117,800
Net interest expense	32,037	31,988	31,983	96,008	32,655	31,961	31,231	95,847	31,332	127,179
Earnings from continuing operations before provision for income taxes	164,675	221,141	245,304	631,120	241,610	303,547	318,063	863,220	230,987	1,094,207
Provision for income taxes	47,485	65,507	58,821	171,813	71,569	92,966	92,380	256,915	59,152	316,067
Earnings from continuing operations	117,190	155,634	186,483	459,307	170,041	210,581	225,683	606,305	171,835	778,140
Earnings (loss) from discontinued operations, net	92,320	176,762	(385)	268,697	(9,903)	3,378	6,161	(364)	(2,541)	(2,905)
Net earnings	$209,510	$332,396	$186,098	$728,004	$160,138	$213,959	$231,844	$605,941	$169,294	$775,235

SEGMENT OPERATING MARGIN
Energy	12.2%	11.2%	13.4%	12.2%	24.8%	23.9%	24.2%	24.3%	19.1%	22.9%
Engineered Systems	15.4%	16.3%	17.8%	16.5%	14.7%	16.6%	17.8%	16.4%	15.7%	16.2%
Fluids	16.1%	20.0%	21.3%	19.1%	16.8%	18.2%	18.7%	17.9%	16.7%	17.6%
Refrigeration & Food Equipment	9.7%	14.7%	15.6%	13.6%	10.9%	16.3%	14.8%	14.2%	6.7%	12.4%
Total Segment	13.5%	15.6%	17.0%	15.4%	16.9%	18.6%	18.8%	18.1%	14.8%	17.3%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$34,427	$32,740	$31,858	$99,025	$25,575	$25,807	$27,145	$78,527	$33,429	$111,956
Engineered Systems	14,526	14,392	14,503	43,421	15,850	15,982	15,334	47,166	14,780	61,946
Fluids	13,848	13,648	13,367	40,863	16,366	15,308	14,019	45,693	15,210	60,903
Refrigeration & Food Equipment	16,458	16,406	16,609	49,473	17,212	17,451	17,073	51,736	16,965	68,701
Corporate	923	841	837	2,601	870	1,000	910	2,780	902	3,682
	$80,182	$78,027	$77,174	$235,383	$75,873	$75,548	$74,481	$225,902	$81,286	$307,188

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2015				2014
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2014
BOOKINGS
Energy	$416,628	$345,079	$351,557	$1,113,264	$478,469	$477,162	$526,134	$1,481,765	$534,646	$2,016,411

Engineered Systems
Printing & Identification	235,617	224,203	226,756	686,576	250,416	245,429	249,288	745,133	248,071	993,204
Industrials	337,070	336,173	338,744	1,011,987	370,949	363,773	342,687	1,077,409	374,438	1,451,847
	572,687	560,376	565,500	1,698,563	621,365	609,202	591,975	1,822,542	622,509	2,445,051

Fluids	339,310	333,695	357,032	1,030,037	362,943	375,009	350,853	1,088,805	345,553	1,434,358

Refrigeration & Food Equipment	419,659	486,793	430,681	1,337,133	493,731	542,810	459,099	1,495,640	367,567	1,863,207

Intra-segment eliminations	(628)	(417)	(385)	(1,430)	(506)	(1,089)	(737)	(2,332)	(644)	(2,976)

Total consolidated bookings	$1,747,656	$1,725,526	$1,704,385	$5,177,567	$1,956,002	$2,003,094	$1,927,324	$5,886,420	$1,869,631	$7,756,051

BACKLOG
Energy	$212,060	$194,819	$156,631		$210,846	$206,415	$232,739		$233,347

Engineered Systems
Printing & Identification	108,151	103,403	100,476		131,298	128,912	115,352		110,359
Industrials	276,598	248,592	236,298		266,517	268,680	254,612		282,598
	384,749	351,995	336,774		397,815	397,592	369,964		392,957

Fluids	259,504	240,389	236,608		328,617	348,508	323,424		277,834

Refrigeration & Food Equipment	337,084	373,193	307,351		431,298	450,065	376,141		282,507

Intra-segment eliminations	(595)	(354)	(598)		(374)	(211)	(302)		(431)

Total consolidated backlog	$1,192,802	$1,160,042	$1,036,766		$1,368,202	$1,402,369	$1,301,966		$1,186,214

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2015				2014
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2014
Basic earnings (loss) per common share:
Continuing operations	$0.72	$0.98	$1.20	$2.90	$1.00	$1.26	$1.36	$3.62	$1.04	$4.67
Discontinued operations	0.57	1.11	—	1.70	$(0.06)	$0.02	$0.04	$—	$(0.02)	$(0.02)
Net earnings	1.30	2.10	1.20	4.59	$0.94	$1.29	$1.40	$3.62	$1.03	$4.65

Diluted earnings (loss) per common share:
Continuing operations	$0.72	$0.97	$1.19	$2.87	$0.99	$1.25	$1.34	$3.57	$1.03	$4.61
Discontinued operations	0.57	1.10	—	1.68	$(0.06)	$0.02	$0.04	$—	$(0.02)	$(0.02)
Net earnings	1.28	2.07	1.19	4.55	$0.93	$1.27	$1.38	$3.57	$1.02	$4.59

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$0.72	$0.97	$1.14	$2.82	$0.97	$1.25	$1.31	$3.53	$1.01	$4.54

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$117,190	$155,634	$186,483	$459,307	$170,041	$210,581	$225,683	$606,305	$171,835	$778,140
Discontinued operations	92,320	176,762	(385)	268,697	(9,903)	3,378	6,161	(364)	(2,541)	(2,905)
Net earnings	209,510	332,396	186,098	728,004	160,138	213,959	231,844	605,941	169,294	775,235

Average shares outstanding:
Basic	161,650	158,640	155,300	158,507	169,750	166,474	166,021	167,401	164,589	166,692
Diluted	163,323	160,398	156,560	160,112	172,013	168,857	168,343	169,761	166,467	168,842

Note:
Earnings from continuing operations are adjusted by discrete tax items and other one-time gains to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2015				2014
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2014
Adjusted earnings from continuing operations:
Earnings from continuing operations	$117,190	$155,634	$186,483	$459,307	$170,041	$210,581	$225,683	$606,305	$171,835	$778,140
Gains (losses) from discrete and other tax items	—	—	8,131	8,131	2,541	(635)	5,524	7,430	3,860	11,290
Adjusted earnings from continuing operations	$117,190	$155,634	$178,352	$451,176	$167,500	$211,216	$220,159	$598,875	$167,975	$766,850

Adjusted diluted earnings per common share:
Earnings from continuing operations	$0.72	$0.97	$1.19	$2.87	$0.99	$1.25	$1.34	$3.57	$1.03	$4.61
Gains (losses) from discrete and other tax items	—	—	0.05	0.05	0.01	—	0.03	0.04	0.02	0.07
Adjusted earnings from continuing operations	$0.72	$0.97	$1.14	$2.82	$0.97	$1.25	$1.31	$3.53	$1.01	$4.54

* Per share data may not add due to rounding.

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2015				2014
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2014
Cash flow from operating activities	$131,332	$218,911	$282,213	$632,456	$28,361	$185,013	$292,012	$505,386	$444,778	$950,164
Less: Additions to property, plant and equipment	(27,956)	(43,807)	(39,516)	(111,279)	(32,695)	(42,550)	(33,532)	(108,777)	(57,256)	(166,033)
Free cash flow	$103,376	$175,104	$242,697	$521,177	$(4,334)	$142,463	$258,480	$396,609	$387,522	$784,131

Free cash flow as a percentage of earnings from continuing operations	88.2%	112.5%	130.1%	113.5%	(2.5)%	67.7%	114.5%	65.4%	225.5%	100.8%

Free cash flow as a percentage of revenue	6.0%	10.0%	13.6%	9.9%	(0.2)%	7.3%	12.9%	6.9%	19.6%	10.1%